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                                                                    EXHIBIT 99.1

                   PROXY - GRAY COMMUNICATIONS SYSTEMS, INC.
              ANNUAL MEETING OF SHAREHOLDERS - SEPTEMBER 23, 1999

    The undersigned hereby appoints William E. Mayer, III and J. Mack Robinson, and each of them with full power to appoint his substitute, attorneys and proxies to represent the undersigned shareholder and to vote and act with respect to all shares that the undersigned shareholder would be entitled to vote on all matters which come before the annual meeting of shareholders of Gray Communications Systems, Inc. referred to above and at any adjournment of that meeting.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER, INCLUDING SUBSTITUTION OF DIRECTOR NOMINEES, WHICH MAY COME BEFORE THE MEETING.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

Dear Shareholder

Gray Communications Systems, Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number. The control number is the series of numbers printed in the box above, just below the perforation. This control number must be used to access the system.

1. To vote over the Internet:

       - Log on to the Internet and go to the web site HTTP://WWW.EPROXY.COM/GCS

2. To vote over the telephone:

- On a touch-tone telephone call 1-800-840-1208 24 hours a day, 7 days a week.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.
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                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

1. To approve the issuance of shares of Gray class B common stock in connection with the proposed acquisitions of KWTX and Brazos.

                FOR                AGAINST                ABSTAIN
                  [ ]                  [ ]                  [ ]

2. Election of Directors

      FOR                  WITHHELD
      [ ]                    [ ]              Nominees: Richard L. Boger, Hilton H. Howell, Jr.,
                                                        William E. Mayher, III, Zell Miller, Howell
                                                        W. Newton, Hugh Norton, Robert S. Prather,
                                                        Jr., Harriett J. Robinson, and J. Mack
                                                        Robinson

To withhold authority to vote for any individual nominee(s) with his or their names in the following space:

--------------------------------------------------------------------------------

3. To approve the amendment of the 1992 Long Term Incentive Plan to increase the number of shares of Gray class B common stock issuable thereunder.

                FOR                AGAINST                ABSTAIN
                  [ ]                  [ ]                  [ ]

4. To confirm the appointment of Ernst & Young LLP as independent auditors of Gray for the fiscal year ending December 31, 1999.

                FOR                AGAINST                ABSTAIN
                  [ ]                  [ ]                  [ ]
SIGNATURE(S)
----------------------------------------    DATE -----------------, 1999
NOTE: Please sign exactly as your name appears on this proxy. If signed for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.